UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 10, 2021

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 10, 2021, Enstar Group Limited (the "Company") announced that Zachary Wolf has stepped down from his position as Chief Financial Officer and principal financial officer of the Company. There were no disagreements between Mr. Wolf and the Company, and his departure is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices.
On August 10, 2021, the Company appointed Orla M. Gregory, age 47, as Acting Chief Financial Officer and principal financial officer. Ms. Gregory will also continue to serve as the Chief Operating Officer, a role she has held since 2016. She previously served as the Company’s Chief Integration Officer from February 2015, and Executive Vice President of Mergers and Acquisitions of the Company’s subsidiary, Enstar Limited, from May 2014. Ms. Gregory has been with the Company since 2003.
The Company’s Chief Accounting Officer and principal accounting officer, Michael M.P. Murphy, age 54, assumed the role of Deputy Chief Financial Officer, effective as of August 10, 2021, and will continue to serve as the Company’s principal accounting officer. Mr. Murphy has served as the Company’s Chief Accounting Officer since May 2021. Prior to joining the Company, he served as Interim Chief Financial Officer of TriNet Group, Inc., a provider of human resources solutions, from May 2020 to November 2020. From July 2016 to May 2020, Mr. Murphy served as Chief Accounting Officer of TriNet Inc.
The Company and Mr. Wolf entered into an Agreement and General Release, dated August 11, 2021, providing for contractual severance benefits and a customary plenary release, including a cash payment equal to his annual base salary and pro-rata 2021 annual incentive plan award at target level; full vesting of restricted stock units and pro-rata vesting of performance stock units at target level.
Pursuant to the terms of the Agreement and General Release, Mr. Wolf is subject to certain restrictive covenants, including restrictions on his ability to solicit the employees and clients of the Company for a period of 12 months following his separation. He will remain available during a transition period to facilitate a transfer of responsibilities until September 30, 2021.
The foregoing summary of the Agreement and General Release does not purport to be complete and is qualified in its entirety by reference to the Agreement and General Release, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding the Company may be found under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended June 30, 2021, which are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Agreement and General Release, dated August 11, 2021, by and between Enstar Group Limited and Zachary Wolf.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

August 13, 2021	By:	/s/ Audrey Taranto
Audrey Taranto
General Counsel